Theravance Reports Fourth Quarter and Full Year 2006 Results

SOUTH SAN FRANCISCO, CA -- 02/08/2007 -- Theravance, Inc. (NASDAQ: THRX) reported today its financial results for the fourth quarter and full year ended December 31, 2006. Net loss for the fourth quarter and full year 2006 were $37.8 million and $166.0 million, respectively, compared with $42.2 million and $143.2 million during the same periods of 2005. The lower net loss during the fourth quarter 2006 was primarily driven by decreased research and development costs associated with the completion of the telavancin Phase 3 clinical program in complicated skin and skin structure infections (cSSSI) partially offset by higher stock-based compensation expense associated with the adoption of the Financial Accounting Standards Board's Statement No. 123 (revised 2004), "Share-Based Payment" (SFAS 123(R)).

"Theravance had a very successful 2006 as we continued to make significant progress toward our goal of discovering, developing and commercializing medicines," said Rick E Winningham, Chief Executive Officer. "During the fourth quarter, we submitted our first NDA to the U.S. FDA for complicated skin and skin structure infections caused by Gram-positive bacteria and we initiated two Phase 2 programs: one with TD-1792, our potent, next-generation heterodimer antibiotic and the other with TD-5108, the lead compound in our GI motility dysfunction program. The year as a whole was marked by substantial progress in our clinical programs, five of which are in Phase 2 or later stages of development. We look forward to an exciting year ahead, with a number of important events in 2007."

Program Highlights

Bacterial Infections Programs

Telavancin

In December, we submitted a new drug application (NDA) to the U.S. Food and Drug Administration (FDA) for the treatment of cSSSI caused by Gram-positive bacteria, including resistant pathogens such as methicillin-resistant Staphylococcus aureus (MRSA).

Our Phase 3 program for the treatment of hospital-acquired pneumonia caused by Gram-positive bacteria, including resistant pathogens such MRSA, continues to progress, with enrollment likely to be completed during the first half of 2007.

Heterodimer

We recently initiated a Phase 2 clinical program with TD-1792, our investigational heterodimer antibiotic, for the treatment of cSSSI caused by Gram-positive bacteria, including resistant pathogens such as MRSA. The goal of this program is to develop a next-generation antibiotic that is more efficacious than vancomycin, the current standard of care for the treatment of serious infections caused by MRSA, and which has an improved resistance profile relative to other available antibiotics.

Respiratory Programs

Beyond Advair

Our collaboration with GlaxoSmithKline (GSK) to develop and commercialize a once-daily Long-Acting Beta2 Agonist (LABA) product candidate for the treatment of asthma and chronic obstructive pulmonary disease (COPD) continues to progress, with two compounds, GSK159797 and GSK642444, expected to generate data from the ongoing Phase 2b program during the first half of 2007.

Inhaled Bifunctional Muscarinic Antagonist-Beta2 Agonist (MABA) Program

The lead compound in our MABA program, GSK961081, for the treatment of COPD successfully completed single- and multiple-dose Phase 1 studies in healthy subjects and was shown to be generally well tolerated, with evidence of 24 hour bronchodilation.

Inhaled Long Acting Muscarinic Antagonist (LAMA)

Our lead compound for the treatment of COPD continues to progress in preclinical studies.

Gastrointestinal (GI) Motility Dysfunction Program

On October 7, 2006, we announced the initiation of a Phase 2 clinical program in GI motility dysfunction with TD-5108, an investigational compound for the treatment of chronic constipation. The program remains on track, with data expected during the second half of 2007.

Financial Results

Revenue

Revenue was $4.9 million in the fourth quarter of 2006 compared with $3.4 million in the same period of 2005. This increase was primarily due to higher amortization of upfront and milestone payments received from the company's partnerships with GSK and Astellas. For the full year 2006, revenue was $19.6 million, up from $12.1 million during the full year 2005. All payments received to date under these agreements are being amortized over the relevant performance periods rather than being recognized when received.

Research and Development

Research and development spending for the fourth quarter of 2006 decreased to $38.0 million compared with $41.7 million for the same period of 2005. The year-over-year decrease was primarily driven by lower external research and development costs associated with our telavancin Phase 3 program for cSSSI which were partially offset by the impact of SFAS 123(R). For the full year 2006, total research and development costs were $166.6 million, an increase of $28.6 million compared with 2005. This increase was primarily due to higher costs associated with our two Phase 3 telavancin programs and higher stock-based compensation expenses related to SFAS 123(R). Total research and development stock-based compensation expenses for the three months and twelve months ended December 31, 2006 were $3.3 million and $12.6 million, respectively, compared with $0.6 million and $3.3 million for the same periods in 2005. Total external research and development costs were $20.1 million in the fourth quarter of 2006 compared to $26.2 million in the same period of 2005.

General and Administrative

General and administrative costs for the fourth quarter and full year of 2006 were $8.2 million and $32.2 million, respectively, compared with $5.6 million and $23.7 million for the same periods in 2005. This increase was primarily driven by stock-based compensation expenses, IT consulting costs related to the NDA filing, and higher employee costs. Total general and administrative stock-based compensation expense for the fourth quarter and full year of 2006 was $2.1 million and $9.2 million, respectively.

Cash and Cash Equivalents

Cash, cash equivalents and marketable securities totaled $235.6 million as of December 31, 2006, a decrease of $31.5 million during the fourth quarter.

Conference Call and Webcast Information

As previously announced, the company has scheduled a conference call to discuss this announcement beginning at 5:00 p.m. Eastern Standard Time today. To participate in the live call by telephone, please dial 800-811-0667 from the U.S., or 913-981-4901 for international callers. Those interested in listening to the conference call live via the internet may do so by visiting the company's web site at www.theravance.com. To listen to the live call, please go to the web site 15 minutes prior to its start to register, download, and install any necessary audio software.

A replay of the conference call will be available on the company's web site for 30 days through March 10, 2007. An audio replay will be available through 11:59 p.m. Eastern Standard Time on February 22, 2007 by dialing 888-203-1112 from the U.S., or 719-457-0820 for international callers, and entering confirmation code 5395479.

About Theravance

Theravance is a biopharmaceutical company with a pipeline of internally discovered product candidates. Theravance is focused on the discovery, development and commercialization of small molecule medicines across a number of therapeutic areas including respiratory disease, bacterial infections and gastrointestinal motility dysfunction. Of the five programs in development, two are in late stage -- its telavancin program focusing on treating serious Gram-positive bacterial infections with Astellas Pharma Inc. and the Beyond Advair collaboration with GlaxoSmithKline. By leveraging its proprietary insight of multivalency to drug discovery focused on validated targets, Theravance is pursuing a next generation drug discovery strategy designed to discover superior medicines in large markets. For more information, please visit the company's web site at www.theravance.com.

THERAVANCE®, the Theravance logo, and MEDICINES THAT MAKE A DIFFERENCE® are registered trademarks of Theravance, Inc.

This press release contains and the conference call will contain certain "forward-looking" statements as that term is defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to goals, plans, objectives and future events. Theravance intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Examples of such statements include statements relating to the goals, timing and expected results of clinical and preclinical studies and regulatory review, statements regarding the potential benefits and mechanisms of action of drug candidates, the enabling capabilities of Theravance's approach to drug discovery and its proprietary insights, statements concerning expectations for product candidates through development and commercialization and projections of revenue and other financial items. These statements are based on the current estimates and assumptions of the management of Theravance as of the date of this press release and the conference call and are subject to risks, uncertainties, changes in circumstances, assumptions and other factors that may cause the actual results of Theravance to be materially different from those reflected in its forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, among others, risks related to delays or difficulties in commencing or completing clinical and preclinical studies, the potential that results of clinical or preclinical studies indicate product candidates are unsafe, ineffective, inferior or not superior, delays or failure to achieve regulatory approvals, and risks of collaborating with third parties to develop and commercialize products. These and other risks are described in greater detail under the heading "Risk Factors" contained in Item 1A of Theravance's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC) on November 6, 2006 and the risks discussed in our other filings with the SEC. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Theravance assumes no obligation to update its forward-looking statements.

                          THERAVANCE, INC.
          CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                (In thousands, except per share data)

                             Three Months Ended      Twelve Months Ended
                                December 31,            December 31,
                            ----------------------  ----------------------
                               2006        2005        2006        2005
                            ----------  ----------  ----------  ----------
                                  (unaudited)       (unaudited)    (3)

Revenue (1)                 $    4,930  $    3,378  $   19,587  $   12,054

Operating expenses:
  Research and
   development(2)               38,002      41,646     166,564     137,936
  General and
   administrative (2)            8,152       5,644      32,193      23,674

                            ----------  ----------  ----------  ----------
Total operating expenses        46,154      47,290     198,757     161,610
                            ----------  ----------  ----------  ----------

Loss from operations           (41,224)    (43,912)   (179,170)   (149,556)

Interest and other income,
 net                             3,415       1,816      13,649       6,969
Interest expense                   (28)       (115)       (523)       (577)
                            ----------  ----------  ----------  ----------
Net loss                    $  (37,837) $  (42,211) $ (166,044) $ (143,164)
                            ==========  ==========  ==========  ==========
Net loss per share (4)      $    (0.63) $    (0.79) $    (2.81) $    (2.69)
                            ==========  ==========  ==========  ==========

Shares used in
 computing net loss per
 share (4)                      59,932      53,264      59,013      53,270
                            ==========  ==========  ==========  ==========

(1) Revenue includes amounts from GSK, a related party, of $2.8 million and
    $12.6 million for the three months and twelve months ended December 31,
    2006, respectively, and $3.0 million and $11.7 million for the three months and twelve months ended December 31, 2005, respectively.

(2) Amounts include stock-based compensation expense for the three months and twelve months ended December 31 as follows (in thousands):

                                          Three Months      Twelve Months
                                             Ended              Ended
                                          December 31,        December 31,
                                        ----------------- -----------------
                                          2006     2005     2006     2005
                                        -------- -------- -------- --------
                                          (unaudited)   (unaudited)  (3)

Research and development                $  3,257 $    623 $ 12,635 $  3,259
General and administrative                 2,090    1,066    9,196    2,364
                                        -------- -------- -------- --------
Total stock-based compensation expense  $  5,347 $  1,689 $ 21,831 $  5,623
                                        ======== ======== ======== ========

(3) The condensed consolidated statement of operations amounts for the year ended December 31, 2005 are derived from audited financial statements.

(4) Shares used in computing net loss per share exclude approximately 10.6 million and 10.3 million shares issuable upon exercise of outstanding stock options and warrants, restricted shares, and shares subject to repurchase as of December 31, 2006 and 2005, respectively, as their effect would be antidilutive.

                               THERAVANCE, INC.
                    CONDENSED CONSOLIDATED BALANCE SHEETS
                     (In thousands, except per share data)

                                                  December 31, December 31,
                                                      2006         2005
                                                  ------------ ------------
                                                  (unaudited)      (2)

Assets
  Cash, cash equivalents and marketable
   securities                                     $    201,080 $    161,925
  Other current assets                                   4,969        4,893
  Marketable securities – non-current                   34,490       38,084
  Property and equipment, net                           15,101       13,180
  Other assets                                           6,784        6,753
                                                  ------------ ------------
    Total assets                                  $    262,424 $    224,835
                                                  ============ ============

Liabilities and stockholders’ equity
  Current liabilities, net of current portion of
   deferred revenue (1)                           $     40,336 $     31,179
  Deferred revenue (1)                                 153,656      128,245
  Other long-term liabilities                            5,122        5,827
  Stockholders’ equity                                  63,310       59,584
                                                  ------------ ------------
Total liabilities and stockholders’ equity        $    262,424 $    224,835
                                                  ============ ============

(1) Deferred revenue includes the current portion of $19.3 million and
    $17.0 million as of December 31, 2006 and December 31, 2005, respectively. The net increase in total deferred revenue is the result of additional upfront and milestone payments that were earned under the
    Company’s strategic alliance and Beyond Advair collaboration with GSK and its collaboration with Astellas partially offset by the amortization of deferred revenue.

(2) The condensed consolidated balance sheet amounts at December 31, 2005 are derived from audited financial statements.

Contact Information:
Investors
Theravance, Inc.
Allison Parker
Director, Investor Relations
650-808-4100
investor.relations@theravance.com

Media
Theravance, Inc.
David Brinkley
Senior Vice President, Commercial Development
650-808-3784
dbrinkley@theravance.com